Exhibit 10.2

EXECUTION VERSION

CHESAPEAKE MIDSTREAM GP, L.L.C.

June 15, 2012

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Re: Letter Agreement regarding (1) amendment to (a) Amended and Restated Services Agreement, (b) Amended and Restated Employee Secondment Agreement, (c) Amended and Restated Employee Transfer Agreement, and (d) Amended and Restated Trademark License and Intellectual Property Agreement and (2) termination of Amended and Restated Shared Services Agreement.

Sir or Madam:

This letter (“Letter Agreement”) sets forth the terms of our understanding relating to the transition services Chesapeake Energy Corporation and certain of its subsidiaries (collectively, “you”) will continue to provide to Chesapeake Midstream GP, L.L.C. and certain of its subsidiaries (collectively “we” or “us”) as described below following the sale of your ownership interests in us pursuant to (i) that certain Purchase Agreement dated June 7, 2012, by and among Chesapeake Midstream Holdings, L.L.C. (“CMH”), GIP II Eagle 1 Holding, L.P., GIP II Eagle 2 Holding, L.P. and GIP II Eagle 3 Holding, L.P. (the “First Purchase Agreement”) and (ii) that certain Purchase Agreement dated June 7, 2012, between CMH and GIP II Eagle 4 Holding, L.P. (the “Second Purchase Agreement” and, together with the First Purchase Agreement, the “Purchase Agreement”). In light of our mutual agreement that these services are required for a smooth transition in connection with such change of ownership, we appreciate your willingness to continue to provide such services to us on the terms set forth below.

Reference is hereby made to the following:

a.	Amended and Restated Services Agreement (“Services Agreement”), dated as of August 3, 2010, by and among Chesapeake Midstream Management, L.L.C. (“Chesapeake Management”), Chesapeake Operating, Inc. (“COI,” and together with Chesapeake Management, “Chesapeake Entities”), Chesapeake Midstream GP, L.L.C. (“Company”), Chesapeake Midstream Partners, L.P. (“Partnership”) and Chesapeake MLP Operating, L.L.C. (“MLP Operating”), pursuant to which the Chesapeake Entities provide certain services to the Company and its Subsidiaries (as defined in the Services Agreement);

b.	Amended and Restated Employee Secondment Agreement (“Secondment Agreement”), effective immediately prior to the closing of the initial public offering of the common units of the Partnership (“Effective Time”), by and among Chesapeake Energy Corporation (“CHK”), the Chesapeake Entities, the Company and MLP Operating, pursuant to which certain employees are seconded to the Company;

c.	Amended and Restated Employee Transfer Agreement (“Transfer Agreement”), effective as of the Effective Time, by and among CHK, Chesapeake Management, the Company and MLP Operating, pursuant to which the Company may provide offers of employment to certain employees seconded pursuant to the Secondment Agreement.

d.	Amended and Restated Shared Services Agreement (“Stice Agreement”), effective as of the Effective Time, by and among CHK, the Company, GIP-A Holding (CHK), L.P., GIP-B Holding (CHK), L.P., GIP-C Holding (CHK), L.P. and MLP Operating, pursuant to which CHK directs and causes J. Michael Stice (“Stice”) to serve as Chief Executive Officer of the Company; and

e.	Amended and Restated Trademark License and Intellectual Property Agreement (“IP Agreement,” and together with the Services Agreement, the Secondment Agreement and the Transfer Agreement, the “Agreements”) effective as of August 3, 2010 by and between CHK, the Chesapeake Entities, MLP Operating, the Company, Chesapeake Midstream Ventures, L.L.C. (“Joint Venture”), Chesapeake Midstream Gas Services, L.L.C., and Chesapeake Midstream Partners, L.P., pursuant to which (i) CHK licenses certain trademarks to the Joint Venture and certain of its subsidiaries and (ii) the parties thereunder define their rights in certain intellectual property.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Letter Agreement agree that:

1.	Capitalized terms used in this Letter Agreement and not otherwise defined in this Letter Agreement will have the respective meanings given to those terms in the Secondment Agreement.

2.	Except as expressly amended by this Letter Agreement, the Agreements are and shall continue to be in full force and effect and are hereby ratified and confirmed. This Letter Agreement is limited as specified and will not constitute a modification, amendment, or waiver of any other provision of the Agreements.

3.	Effective as of the date of the CMO Disposition (as defined in the Purchase Agreement), the Stice Agreement is hereby terminated.

4.	The Services Agreement is hereby amended as follows:

a.	Section 6.1 is hereby amended and restated as follows: “Subject to the terms of this Article VI, the term of this Agreement shall be for the period beginning on the Effective Date and ending on December 31, 2013 (the “Term”). At the end of the Term, this Agreement shall automatically terminate without written notice by either Party.”

b.	Exhibit A-1 is hereby amended by deleting Section 6. (Executive Management) in its entirety.

c.	Exhibit A-1 is hereby amended by adding “Travel Booking” and “Use of MyLearning” thereto as “G&A Services” under the Service Agreement.

d.	The last sentence of Exhibit C is hereby amended and restated as follows: “Additional Services shall generally include, but not be limited to, engineering, construction, procurement, business analysis, commercial, cartographic, engineering design and support, pipeline risk and integrity, ROW support, gas control, geographic information system (GIS), training, supply and management of inventory, and other similar services that are not otherwise G&A Services.”

5.	Notwithstanding anything to the contrary in Section 2.4 of the Services Agreement, the parties hereto agree as follows:

a.	Other than Directors & Officers Liability insurance, which will be provided by us and effective on June 15, 2012, you will provide to us, our properties and our businesses, through June 29, 2012 the insurance coverage required to be provided pursuant to the Services Agreement.

b.	Other than Fiduciary Liability and Workers Compensation insurance, as of June 29, 2012, all other insurance coverage provided to us, our properties and our businesses shall terminate.

c.	You will continue to provide Fiduciary Liability and Workers Compensation insurance coverage to us through the Termination Date (as defined in Section 10 of this Letter Agreement).

d.	All surety bonds placed on behalf of us that fall under the indemnity agreement between CHK and Liberty Mutual (formerly Safeco) or RLI Insurance Company (“RLI”) shall remain in effect. We will work with the obligees thereunder to effectively transfer the bonds to us, and will promptly notify you upon the completion of such transfers. The Indemnity Agreement (which is attached as Annex A to the Services Agreement) shall remain in effect until all such bonds are replaced and released by the obligees. If CHK is required, at any point in the future, to post collateral under its indemnity agreement with Liberty Mutual (formerly Safeco) or RLI, we agree to post such collateral, in the form of a letter of credit, directly to you, Liberty Mutual or RLI for the bonds that fall under this paragraph. If any bonds remain in effect upon termination of this Letter Agreement, we agree to post collateral, in the form of a letter of credit, to you for the full amount of the bonds.

e.	Upon the termination or cancellation of any one or more insurance policies as it relates to us, our properties and/or our businesses, you will provide us with a pro rata credit or best credit negotiated with insurers of the applicable insurance premiums relating to the unused term of the terminated or cancelled policies.

f.	For the avoidance of doubt, termination of any insurance coverage shall not terminate any insurance support services under the Services Agreement. Such services will remain in force until they are terminated in accordance with the terms and conditions of the Services Agreement.

6.	The parties hereto shall cooperate with each other to identify those assets necessary for us to operate our businesses after the termination of the services provided under the Services Agreement (the “Services Assets”). The Services Assets include, but are not limited to, ETS-related systems (software, hardware and other interface work), IT equipment, office furniture, and inventory. No later than 60 days after the Closing Date under the Second Purchase Agreement, the parties hereto will create a schedule listing all the Services Assets.

7.	Notwithstanding anything to the contrary in Section 6.6 of the Services Agreement, if, following the termination of the Services Agreement or termination of any particular service or subcategory of services in accordance with Section 6.2 of the Services Agreement, we acquire from you ownership of any Services Assets (other than ETS-related systems which is addressed in Section 8 below), we will pay to you the product of (i) fair market value for the remaining life of any such Services Asset and (ii) CHK’s percentage ownership of such Services Asset at the time of such acquisition.

8.	The parties hereto acknowledge and agree that ETS and related systems are jointly-used assets and will need to be replicated in order for all parties to enjoy the benefits thereof. The parties hereto agree to share in the costs involved in the allocation and replication of such assets and shall work together in good faith to develop a reasonable costsharing arrangement with respect to these assets.

9.	The parties hereto agree that Exhibit A to the Secondment Agreement is hereby amended effective as of the Closing Date of the Second Purchase Agreement to add those certain key employees listed on Exhibit A to this Letter Agreement (with such revisions thereto as mutually agreed to by the parties made by the Closing Date of the Second Purchase Agreement) as Seconded Employees and, to the extent indicated on Exhibit A, Shared Services Employees. With respect to Stice, effective as of the date of the CMO Disposition, Stice will be added to Exhibit A of the Secondment Agreement and become a Seconded Employee, and notwithstanding anything in the Secondment Agreement to the contrary with respect to Stice, the Company shall only be obligated to reimburse CHK for equity awards, including restricted stock awards, made by CHK to Stice to the extent such reimbursement would have been required under Section 2.1.2 of the Stice Agreement had it remained in effect and any such reimbursement shall be subject to reduction and proration in accordance with Section 4.2.2 of the Secondment Agreement.

10.	The Transfer Agreement and Secondment Agreement shall each be deemed amended to the extent necessary to provide that, notwithstanding any provision to the contrary in the Transfer Agreement or the Secondment Agreement (including, without limitation, Section 4.1(d) of the Transfer Agreement), the Transfer Agreement and Secondment Agreement shall remain in full force and effect through December 31, 2012 or, if written notice is provided to CHK by the Company prior to December 31, 2012, the date provided in such written notice which shall not be later than March 31, 2013 (the later of December 31, 2012 or the date provided in such notice, the “Termination Date”).

11.	The last sentence of Section 2.1(b) of the Transfer Agreement shall be deleted and replaced in its entirety with the following:

“Notwithstanding the foregoing, neither Chesapeake Management nor any of its Affiliates (other than CMV, the General Partner, the MLP and their Subsidiaries) will hire or continue to employ, as applicable, (i) any Seconded Employee who does not become a Transferred Employee because the Seconded Employee failed to accept a satisfactory offer under Section 2.1 until more than nine (9) months after such rejection occurs, (ii) any Transferred Employee until more than nine (9) months after the Transfer Date (as defined in the Transfer Agreement) or (iii) any other employee of CMV, the General Partner, the MLP or their Subsidiaries until more than nine (9) months after the Transfer Date.”

12.	The parties hereto will cooperate with each other to (i) identify those employees of CHK, Chesapeake Midstream Operating, L.L.C. and their Affiliates (the “Additional Employees”) providing services to the Company, the Partnership and their Subsidiaries that are necessary for the Company, the Partnership and their Subsidiaries to operate their respective businesses after the Termination Date and (ii) no later than 60 days after the Closing Date of the Second Purchase Agreement (a) create a mutually agreeable schedule (the “Additional Employee Schedule”) listing all such Additional Employees and (b) amend Exhibit A to the Secondment Agreement to add such Additional Employees listed on the Additional Employee Schedule as Seconded Employees and, to the extent indicated on the schedule listing such Additional Employees, as Shared Services Employees.

13.	Those Seconded Employees that have been designated as Shared Services Employees will not have any obligation to perform the Shared Services after the date on which CHK ceases to hold any ownership interest in Chesapeake Midstream Operating, L.L.C. Furthermore, the last two sentences of Section 2.5 of the Secondment Agreement are hereby amended and restated as follows:

“If upon review of the hours a Shared Services Employee has worked on Chesapeake Entity matters, the General Partner wishes to restrict further or eliminate such work for Chesapeake Entities by a Shared Services Employee, the General Partner will give Chesapeake Management at least 14 days’ notice of that restriction or elimination. After the expiration of the 14-day notice period, the level of work for Chesapeake Entities by the Shared Services Employee addressed in the notice will be governed by the restriction or elimination stated by the General Partner in its notice.”

14.	The first sentence of Section 13 of the IP Agreement is hereby amended and restated as follows: “Unless previously terminated in its entirety as provided for in this Section 13, this Agreement shall remain in full force and effect until December 31, 2012 (the “Term”).”

15.	You agree to cooperate with us in connection with our obtaining a new trade name for our businesses.

16.	The reference in this Letter Agreement to any section or subsection of any Agreement shall be deemed to amend all other sections and subsections of such Agreement to the extent such other sections and subsections conflict with such amendment.

17.	This Letter Agreement will be governed by and construed in accordance with the laws of the State of Delaware (except to the extent any terms of this Letter Agreement must be interpreted in light of the law of the state in which Stice or an employee seconded pursuant to the Secondment Agreement is employed), without regard to principles of conflicts of law. This Letter Agreement may be executed in multiple counterparts, each of which taken together will constitute one and the same instrument.

[signature page follows]

Very truly yours,

CHESAPEAKE MIDSTREAM GP, L.L.C.

By:	/s/ J. MIKE STICE
Name:	J. Mike Stice
Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By: Chesapeake Midstream GP, L.L.C., its sole general partner

	By:	/s/ J. MIKE STICE
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MLP OPERATING, L.L.C.

By:	/s/ J. MIKE STICE
Name:	J. Mike Stice
Title:	Chief Executive Officer

Signature page to Transition Services Letter Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE MIDSTREAM MANAGEMENT, L.L.C.

By:	/s/ JENNIFER M. GRIGSBY
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

CHESAPEAKE OPERATING, INC.

By:	/s/ JENNIFER M. GRIGSBY
Name:	Jennifer M. Grigsby
Title:	Senior Vice President, Treasurer and Corporate Secretary

Signature page to Transition Services Letter Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST WRITTEN ABOVE:

GIP-A HOLDING (CHK), L.P.

By: GIP-A Holding (CHK) GP, LLC, its sole general partner

By:	/s/ ADEBAYO OGUNLESI
Name:	Adebayo Ogunlesi
Title:	President

GIP-B HOLDING (CHK), L.P.

By: GIP-B Holding (CHK) GP, LLC, its sole general partner

By:	/s/ ADEBAYO OGUNLESI
Name:	Adebayo Ogunlesi
Title:	President

GIP-C HOLDING (CHK), L.P.

By: GIP-C Holding (CHK) GP, LLC, its sole general partner

By:	/s/ ADEBAYO OGUNLESI
Name:	Adebayo Ogunlesi
Title:	President

Signature page to Transition Services Letter Agreement